Exhibit 16.1

January 24, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read the statements made by Core Scientific, Inc. (formerly Power & Digital Infrastructure Acquisition Corp.) included under Item 4.01 of its Form 8-K dated January 24, 2022. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

New York, NY